UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 21, 2010

WorldGate Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
(Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2009, each of WorldGate Communications, Inc., WorldGate Service, Inc., WorldGate Finance, Inc., Ojo Service LLC and Ojo Video Phones LLC (collectively, the “WGAT Entities”) entered into a Revolving Loan and Security Agreement (the “Revolving Loan”) with WGI Investor LLC (“WGI”) on October 28, 2009, pursuant to which WGI provided to the WGAT Entities a line of credit in a principal amount of $3 million and as more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2010, the WGAT Entities entered into the First Amendment to the Revolving Loan (the Revolving Loan as amended by the First Amendment, the “Amended Revolving Loan”) with WGI on March 9, 2010, pursuant to which WGI provided to the WGAT Entities, a line of credit for an additional $2 million resulting in an aggregate principal amount available for borrowing under the Amended Revolving Loan of $5 million.

On May 13, 2010 and June 9, 2010, WorldGate Service, Inc. repaid WGI $1.1 million and $3.0 million, respectively, of the outstanding principal amount of the Revolving Loan.  On June 24, 2010, each of the WGAT Entities became obligated for $1.5 million received by WorldGate Service, Inc. from WGI pursuant to a notice of borrowing under the Amended Revolving Loan.  On July 21, 2010, each of the WGAT Entities became obligated for an additional $1.5 million received by WorldGate Service, Inc. from WGI pursuant to a notice of borrowing under the Amended Revolving Loan.  After these repayments and borrowings, the outstanding principal amount of the Revolving Loan that the WGAT Entities are currently obligated to repay is $3.5 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Dated: July 27, 2010	By:	/s/ Christopher V. Vitale
	Name:	Christopher V. Vitale
	Title:	Senior Vice President, Legal and Regulatory, General Counsel and Secretary